As filed with the Securities and Exchange Commission on March 17, 2010
                          Registration No.  333-162170

===============================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
                                      ON
                                    FORM S-1

             Registration Statement Under The Securities Act of 1933

                                 ENZYMEBIOSYSTEMS
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Nevada
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   27-0464302
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

               16773 W Park Drive, Chagrin Falls, Ohio  44023
                        Telephone: (440) 708-0012
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   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
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                               Ashot Martirosyan
                              16773 W Park Drive
                           Chagrin Falls, Ohio 44023
                                (440) 708-0012
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                      500 N. Rainbow Blvd., Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

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                                 EnzymeBioSystems

              NOTIFICATION OF STATUS OF REGISTRATION STATEMENT


The Registration Statement on Form S-1, SEC file number 333-162170, originally filed by EnzymeBioSystems (the "Registrant") on September 28, 2009, as amended by Amendment No. 1 and Amendment No. 2 on Form S-1/A thereto, filed with the Commission on November 27, 2009 and December 15, 2009 (as so amended, the "Registration Statement") and deemed effective by the U. S. Securities and Exchange Commission on December 18, 2009, related to the Offering of a maximum of 1,000,000 shares of our $0.001 par value common stock at a price of $0.01 per share pursuant to a self-underwritten Offering. The Registrant closed on the Offering on March 15, 2009. The maximum number (1,000,000 shares) were sold by the Registrant to twenty-eight (28) investors in conjunction with the registered Offering for an aggregate of $10,000.00. There were no unsold shares in this Offering.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Chagrin Falls, State of Ohio on March 17, 2010.


                                            EnzymeBioSystems
                                          ---------------------
                                              Registrant

                                  By:   /s/ Ashot Martirosyan
                                  -------------------------------------
                                       By:  Ashot Martirosyan
                                       Its: Principal Executive Officer


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


Date:  March 17, 2010             By:   /s/ Ashot Martirosyan
       --------------             -------------------------------------
                                       By:  Ashot Martirosyan
                                       Its: Principal Executive Officer

Date:  March 17, 2010             By:   /s/ Anushavan Yeranosyan
       --------------             -------------------------------------
                                       By:  Anushavan Yeranosyan
                                       Its: Principal Accounting Officer


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